Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 9, 2018 (except for Note 21, as to which the date is March 29, 2018) in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-223901) and related Prospectus of FirstCaribbean International Bank Limited dated April 10, 2018.

/s/ Ernst & Young LLP

New York, New York
April 10, 2018